Exhibit 99.1

Release:	Immediate

Contact:	Randy Bane (investment community)	David Miller (editorial/media)
	(408) 986-7977	(408)563-9582
APPLIED MATERIALS ANNOUNCES RESULTS
FOR FOURTH QUARTER OF FISCAL 2006
•	Net Sales: $2.52 billion (1% decrease quarter over quarter; 47% increase year over year)
•	Net Income: $449 million (12% decrease quarter over quarter; 82% increase year over year), including charges for equity-based compensation
•	EPS: $0.30 ($0.03 decrease quarter over quarter; $0.15 increase year over year), including charges for equity-based compensation
•	New Orders: $2.69 billion (1% increase quarter over quarter; 59% increase year over year)
     SANTA CLARA, Calif., November 15, 2006 — Applied Materials, Inc. reported results for its fourth fiscal quarter ended October 29, 2006. Net sales were $2.52 billion, down 1 percent from $2.54 billion for the third quarter of fiscal 2006, and up 47 percent from $1.72 billion for the fourth quarter of fiscal 2005. Gross margin for the fourth quarter of fiscal 2006 was 47.1 percent, down from 48.1 percent for the third quarter of fiscal 2006, and up from 44.2 percent for the fourth quarter of fiscal 2005. Net income for the fourth quarter of fiscal 2006 was $449 million, or $0.30 per share, down from net income of $512 million, or $0.33 per share, for the third quarter of fiscal 2006, and up from net income of $247 million, or $0.15 per share, for the fourth quarter of fiscal 2005.
     Non-GAAP net income was $482 million, or $0.33 per share, for the fourth quarter of fiscal 2006. Non-GAAP adjustments consisted principally of: $56 million, or $0.03 per diluted share, of equity-based compensation charges, and $18 million, or $0.01 per diluted share, of certain costs associated with acquisitions, which were partially offset by a $20 million tax benefit, or $0.01 per diluted share, primarily from the resolution of audits of prior years’ income tax filings.
     New orders of $2.69 billion for the fourth quarter of fiscal 2006 increased 1 percent from $2.67 billion for the third quarter of fiscal 2006, and increased 59 percent from $1.69 billion for the fourth quarter of fiscal 2005. Regional distribution of new orders for the fourth quarter of fiscal 2006 was: Japan 22 percent, Taiwan 21 percent, North America 19 percent, Korea 15 percent, Southeast Asia and China 13 percent, and Europe 10 percent. Backlog at the end of the fourth quarter of fiscal 2006 was $3.40 billion, compared to $3.32 billion at the end of the third quarter of fiscal 2006.
     “Applied Materials delivered a strong quarter with healthy cash flow,” said Mike Splinter, president and CEO. “We expanded our product offerings, extending our flat panel display systems for Generation 8.5 manufacturing and launching our strategy for solar technology. We also returned value to stockholders by reducing outstanding shares by 10 percent, primarily through our accelerated stock buyback.”
     After the acquisition of Applied Films, Applied made certain changes to its internal financial reporting structure during the fourth quarter and, as a result, is reporting four segments: Silicon, Fab Solutions, Display, and Adjacent Technologies. The Silicon segment manufactures and sells equipment to fabricate semiconductor chips. The Fab Solutions segment offers a broad range of products to maintain, service and optimize customers’ semiconductor fabs, including total parts management, spare parts, remanufactured equipment, maintenance agreements, total support programs, and environmental and software solutions. The Display segment manufactures, sells and services equipment used to make flat panel displays. The Adjacent Technologies segment manufactures, sells and services equipment used to fabricate solar photovoltaic cells, flexible electronics and energy-efficient glass. Net sales by reportable segment for the fourth quarter of fiscal 2006 were: Silicon, $1.61 billion; Fab Solutions, $590 million; Display, $296 million; and Adjacent Technologies, $20 million.
     During the fourth quarter of fiscal 2006, the company repurchased 154 million shares of common stock at an average price of $17.15 per share for an aggregate purchase price of $2.64 billion, and paid $77 million in dividends.
     The company also announced its results for the fiscal year ended October 29, 2006. Fiscal 2006 new orders were $9.89 billion, a 55 percent increase from $6.39 billion for fiscal 2005. Net sales for fiscal 2006 were $9.17 billion, a 31 percent increase from $6.99 billion for fiscal 2005. Net income for fiscal 2006 was $1.52 billion, or $0.97 per diluted share, up from $1.21 billion, or $0.73 per diluted share, for fiscal 2005.
     Applied Materials will discuss its fiscal 2006 fourth quarter and annual results, along with its outlook for the first quarter of fiscal 2007, on a conference call today beginning at 1:30 p.m. Pacific Standard Time. A webcast of the conference call will be available on Applied Materials’ web site.
     This press release includes financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP), consisting of non-GAAP net income and non-GAAP earnings per share (EPS). Management uses non-GAAP net income and non-GAAP EPS to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. Applied believes that these measures are useful to investors because they enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. These non-GAAP measures exclude charges related to (i) equity-based compensation, (ii) inventory fair value adjustments on products sold and amortization of purchased intangible assets associated with acquisitions, (iii) in-process research and development charges associated with the Applied Films acquisition, (iv) asset impairment and restructuring activities, and (v) resolution of income tax audits. These financial measures are not in accordance with GAAP and may be different from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net income or EPS prepared in accordance with GAAP. Reconciliations of reported net income and reported EPS to non-GAAP net income and non-GAAP EPS, respectively, are included at the end of this press release.
     This press release contains forward-looking statements, including statements regarding the company’s performance, technology leadership, opportunities, and return of stockholder value. Forward-looking statements may contain words such as “expect,” “anticipate,” “believe,” “may,” “should,” “will,” “estimate,” “forecast,” “continue” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, but are not limited to: the sustainability of demand in the nanomanufacturing technology industry and broadening of demand for emerging applications such as solar, which are subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and integrated circuits, and geopolitical uncertainties; customers’ capacity requirements, including capacity utilizing the latest technology; the timing, rate, amount and sustainability of capital spending for new nanomanufacturing technology; the company’s ability to successfully develop, deliver and support a broad range of products and to expand its markets and develop new markets; the successful integration and performance of acquired businesses; the effectiveness of joint ventures; retention of key employees; the company’s ability to maintain effective cost controls and to timely align its cost structure with business conditions; the company’s ability to effectively manage its resources and production capability, including its supply chain; and other risks described in Applied Materials’ Securities and Exchange Commission filings, including its reports on Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panels, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.
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APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	October 30,	October 29,	October 30,	October 29,
(In thousands, except per share amounts)	2005	2006	2005	2006
Net sales	$1,718,120	$2,518,293	$6,991,823	$9,167,014
Cost of products sold	957,990	1,332,169	3,905,949	4,875,212

Gross margin	760,130	1,186,124	3,085,874	4,291,802

Operating expenses:
Research, development and engineering	236,708	299,240	940,507	1,152,326
Marketing and selling	89,880	116,365	358,524	438,654
General and administrative	82,002	134,199	338,878	468,088
Restructuring and asset impairments	—	1,490	—	212,113

Income from operations	351,540	634,830	1,447,965	2,020,621

Pre-tax loss of unconsolidated equity-method investment	—	2,849	—	2,849
Interest expense	9,394	9,308	37,819	36,096
Interest income	48,368	37,396	171,423	185,295

Income before income taxes	390,514	660,069	1,581,569	2,166,971

Provision for income taxes	143,800	211,040	371,669	650,308

Net income	$246,714	$449,029	$1,209,900	$1,516,663

Earnings per share:
Basic	$0.15	$0.31	$0.74	$0.98
Diluted	$0.15	$0.30	$0.73	$0.97

Weighted average number of shares:
Basic	1,617,809	1,469,975	1,645,531	1,551,339
Diluted	1,628,655	1,482,132	1,657,493	1,565,072

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 30,	October 29,
(In thousands)	2005*	2006
ASSETS
Current assets:
Cash and cash equivalents	$990,342	$861,463
Short-term investments	2,342,952	1,035,875
Accounts receivable, net	1,615,504	2,026,199
Inventories	1,034,093	1,406,777
Deferred income taxes	581,183	455,473
Assets held for sale	—	37,211
Other current assets	271,003	258,021

Total current assets	6,835,077	6,081,019

Long-term investments	2,651,927	1,314,861

Property, plant and equipment	3,011,110	2,753,883
Less: accumulated depreciation and amortization	(1,736,086)	(1,729,589)

Net property, plant and equipment	1,275,024	1,024,294

Goodwill, net	338,982	572,558
Purchased technology and other intangible assets, net	81,093	201,066
Unconsolidated equity-method investment	—	144,431
Deferred income taxes and other assets	87,054	142,608

Total assets	$11,269,157	$9,480,837

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,574	$202,535
Accounts payable and accrued expenses	1,618,042	2,023,651
Income taxes payable	139,798	209,859

Total current liabilities	1,765,414	2,436,045

Long-term debt	407,380	204,708
Other liabilities	167,814	188,684

Total liabilities	2,340,608	2,829,437

Stockholders’ equity:
Common stock	16,067	13,917
Additional paid-in capital	721,937	—
Retained earnings	8,227,793	6,656,493
Accumulated other comprehensive loss	(37,248)	(19,010)

Total stockholders’ equity	8,928,549	6,651,400

Total liabilities and stockholders’ equity	$11,269,157	$9,480,837

*	Certain amounts in the October 30, 2005 consolidated condensed balance sheet have been reclassified to conform to the 2006 presentation.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
	October 30,	October 29,	October 30,	October 29,
(In thousands, except per share amounts)	2005	2006	2005	2006
Non-GAAP Net Income

Reported net income (GAAP basis)	$246,714	$449,029	$1,209,900	$1,516,663
Equity-based compensation expense [1]	—	55,553	—	216,269
Restructuring and asset impairments [2]	—	1,490	—	212,113
In-process research and development [3]	—	—	—	14,000
Impact of certain items associated with acquisitions[4]	5,615	18,456	18,151	35,157
Resolution of audits of prior years’ income tax filings	32,000	(20,000)	(99,761)	(53,915)
Income tax effect of non-GAAP adjustments	(2,049)	(22,268)	(6,625)	(142,712)
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Non-GAAP net income	$282,280	$482,260	$1,121,665	$1,797,575

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.15	$0.30	$0.73	$0.97
Equity-based compensation expense	—	0.03	—	0.11
Restructuring and asset impairments	—	—	—	0.08
In-process research and development	—	—	—	0.01
Impact of certain items associated with acquisitions	—	0.01	0.01	0.01
Resolution of audits of prior years’ income tax filings	0.02	(0.01)	(0.06)	(0.03)

Non-GAAP net income — per diluted share	$0.17	$0.33	$0.68	$1.15

Shares used in diluted shares calculation	1,628,655	1,482,132	1,657,493	1,565,072

[1]	Applied began expensing stock options in the first quarter of fiscal 2006.

[2]	Results for the twelve months ended October 29, 2006, included asset impairment and restructuring charges of $212 million, or $0.08 per diluted share, associated primarily with the facilities disinvestment program initiated in the first quarter of fiscal 2006. Results for the fourth fiscal quarter ended October 29, 2006 included a net charge of $1 million consisting of additional impairment charges on assets held for sale of $10 million, partially offset by $9 million of adjustments associated with prior years’ realignment programs and the settlement of the Hayward lease obligation.

[3]	In-process research and development charge associated with the acquisition of Applied Films Corporation in the third quarter of fiscal 2006. The in-process research and development charge was included in research, development and engineering expense on the Consolidated Condensed Statement of Operations.

[4]	Impact of incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets